SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2004

Southmark Corporation

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of Incorporation)	0-518704 (Commission File Number)	58-1456944 (IRS Employer Identification No.)

555 Republic Drive, Suite 490, Plano, Texas 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 214-750-5800

2711 LBJ Freeway, Suite 950, Dallas, Texas 75234

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     Southmark Corporation, a Georgia corporation (“Southmark” or the “Registrant”) was the subject of a bankruptcy proceeding which resulted in an Order Confirming Southmark’s Fourth Amended and Restated Plan of Reorganization, as modified, on July 23, 1990 (the “Order”) in the case styled In Re: Southmark Corporation, Debtor, Case No. 389-36324-SAF-11 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Proceeding”), pursuant to which Southmark cancelled all existing equity securities and issued certain additional securities, including the Redeemable Series A Preferred Stock (the “Series A Preferred Stock”) and Common Stock. As a result of the Order, Southmark’s Series A Preferred Stock outstanding, after retirements and settlements, settled at 2,831,997 shares of Series A Preferred Stock, as well as 36,761,096 shares of Common Stock, par value $0.01 per share. Pursuant to the governing instruments of Southmark, the Series A Preferred Stock holds substantially all of the rights with respect to Southmark, including the right to elect all but one of the seven scheduled directors. Southmark’s fiscal year-end is June 30 of each year.

     The original liquidation preference of the shares of Series A Preferred Stock was $25 per share, plus accrued and unpaid dividends, but as at June 30, 1996, the liquidation preference of the shares of Series A Preferred Stock had been reduced to $9 per share. Under Item 7 of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Southmark as filed August 10, 1990, with the Secretary of State of Georgia, an “automatic conversion” provision requires the shares of Series A Preferred Stock to be automatically converted into (on a pro rata basis) shares of Common Stock with the aggregate amount of shares of Common Stock to be issued to holders of Series A Preferred Stock pursuant to the conversion to constitute 5% of the shares of Common Stock issued after a specified time (assuming no redemptions of Series A Preferred Stock were made as of the conversion date) on a fully-diluted basis and proportionately less if the Series A Preferred Stock had been previously redeemed. By virtue of the reduced number of shares of Series A Preferred Stock pro rata adjustment based upon 2,831,997 shares outstanding instead of 4,000,000 shares outstanding would be 3.53999% of the Common Stock on a fully-diluted basis. The automatic conversion date under Item 7 is to be the date on which the fair market value (as determined in good faith by Southmark) of the “Disposition Assets” (as defined) is less than $1,000,000, and on that date, each share of Series A Preferred Stock then issued and outstanding is to be automatically converted into the right to receive a pro rata amount of shares of Common Stock issued to the holders of the Series A Preferred Stock based on the conversion formula.

     The term “Disposition Assets” means all assets of Southmark and its subsidiaries and its interest in Affiliates, including but not limited to, cash held by subsidiaries (less cash actually required for working capital), real property, interest in partnerships, mortgages receivable, advances and other amounts receivable, stock, causes of action and income and receipts therefrom and all cash and non-cash proceeds of any of the foregoing, but excluding certain specified interests which have been previously sold, any residual net operating loss carryforward and other tax credits or tax attributes of Southmark, working capital requirements for one month, and an amount of cash sufficient for Southmark to make payments required under the Plan (which has already occurred), and the proceeds of any recovery of litigation required to be distributed pursuant to a particular section of the Plan (no longer applicable).

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     Southmark’s remaining assets at May 1, 2000 consisted of cash (approximately $700,000) and litigation claims, one significant of which resulted in a judgment in favor of Southmark which was then on appeal with a cash supersedeas bond posted. At that time, the Board of Directors of Southmark made the determination that a combination of cash and litigation potential exceeded the required minimum amount of Disposition Assets to avoid automatic conversion of the Series A Preferred Stock.

     Through April 30, 2004, Southmark continues to have prospects of recovery of sums from outstanding litigation, but its cash position has been reduced through a distribution occurring in August 2000 to the holders of certain shares of Series A Preferred Stock of $1.50 per share. As of March 31, 2004, the Board of Directors of Southmark determined that Southmark’s remaining assets at such date consist of cash (approximately $5,000) and litigation potential, but in good faith, the Board of Directors of Southmark has determined that the fair market value of the Disposition Assets was as of such time less than $1,000,000. Therefore, effective as of April 30, 2004, each share of the Series A Preferred Stock then outstanding was automatically converted into the right to receive a pro rata amount of shares of Common Stock based on a conversion formula.

     As of April 30, 2004, Southmark had issued and outstanding a total of 56,572,962 shares of Common Stock. Based upon that number, the 2,831,997 shares of Series A Preferred Stock were automatically converted into an aggregate of 2,002,677 shares of Common Stock (or 0.707167 shares of Common Stock for each share of Series A Preferred Stock), which increased the number of issued and outstanding shares of Common Stock by the same amount (before any adjustments for fractional shares) to 58,575,639 shares.

     Due to its current circumstances, Southmark plans to allow certificates which previously represented shares of Series A Preferred Stock to represent a pro rata amount of Common Stock based upon the conversion ratio of 0.707167 shares of Common Stock for each share of Series A Preferred Stock. Over time, as certificates representing shares of Series A Preferred Stock are surrendered to Southmark’s Transfer Agent, certificates representing shares of Common Stock will be issued to the holders thereof.

     Southmark also has outstanding 757,341 shares of Series C Convertible Preferred Stock which, pursuant to the Articles of Amendment to the Articles of Incorporation of Southmark setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights and Qualifications, Limitations or Restrictions thereof for such Series C Convertible Preferred Stock provides that all shares in such series shall also be subject to automatic conversion into the right to receive a pro rata of shares of Common Stock at the same time as the holders of the Series A Preferred Stock, and the aggregate amount of shares of Common Stock to be issued to the holders of the Series C Convertible Preferred Stock pursuant to the automatic conversion are to constitute 5% of the shares of Common Stock issued on a fully-diluted basis after giving effect to the automatic conversion of the Series A Preferred Stock. Based upon the automatic conversion of the Series A Preferred Stock at April 30, 2004, the 757,341 shares of Series C Convertible Preferred Stock were converted into 2,928,781 shares of Common Stock based upon a conversion ratio of 3.867192 shares of Common Stock for each share of Series C Convertible Preferred Stock then outstanding, which further increased the number of issued and outstanding shares of Common Stock by the same amount to a total of 61,504,420 shares.

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     Again, due to its current circumstances, Southmark plans to allow certificates which previously represented shares of Series C Convertible Preferred Stock to represent a pro rata amount of Common Stock based upon the conversion ratio of 3.867192 shares of Common Stock for each share of Series C Convertible Preferred Stock. Over time, as certificates representing shares of Series C Convertible Preferred Stock are surrendered to Southmark’s Transfer Agent, certificates representing shares of Common Stock will be issued to the holders thereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: May 11, 2004.

SOUTHMARK CORPORATION
/s/ Ronald F. Akin
By:
Ronald F. Akin, President

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